CONSENT OF INDEPENDENT AUDITORS


The Shareholders and Board of Directors
First Omaha Funds, Inc.

We consent to the use of our reports incorporated herein and to the reference to our Firm under the headings "General Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



                              /s/ KPMG Peat Marwick LLP

Omaha, Nebraska
July 2, 1998